                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of e4L, Inc. for the registration of 8,570,393 shares of its common stock and to the incorporation by reference therein of our report dated June 25, 1999, with respect to the consolidated financial statements and schedule of e4L, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP

Los Angeles, California
April 7, 2000